Exhibit 99.1

February 26, 2019
Victor H. Mendelson (305) 374-1745 ext. 7590
Carlos L. Macau, Jr. (954) 987-4000 ext. 7570

HEICO CORPORATION REPORTS RECORD NET INCOME AND INCREASES IN NET SALES AND OPERATING INCOME FOR THE FIRST QUARTER OF FISCAL 2019;
FULL FISCAL YEAR 2019 NET SALES AND NET INCOME GROWTH ESTIMATES RAISED

First Quarter of Fiscal 2019 Net Income up 22% on Operating Income Increase of 23% and Net Sales Increase of 15%

HOLLYWOOD, FL and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI.A) (NYSE: HEI) today reported that net income increased 22% to a record $79.3 million, or 58 cents per diluted share, in the first quarter of fiscal 2019, up from $65.2 million, or 48 cents per diluted share, in the first quarter of fiscal 2018.

Operating income increased 23% to $97.9 million in the first quarter of fiscal 2019, up from $79.6 million in the first quarter of fiscal 2018. The Company's consolidated operating margin improved to 21.0% in the first quarter of fiscal 2019, up from 19.7% in the first quarter of fiscal 2018.

Net sales increased 15% to $466.1 million in the first quarter of fiscal 2019, up from $404.4 million in the first quarter of fiscal 2018.

EBITDA increased 19% to $117.7 million in the first quarter of fiscal 2019, up from $98.9 million in the first quarter of fiscal 2018. See our reconciliation of net income attributable to HEICO to EBITDA at the end of this press release.

Net income in the first quarter of fiscal 2019 and fiscal 2018 were both favorably impacted by 9 cents per diluted share as a result of discrete tax benefits. In the first quarter of fiscal 2019, the benefit was $13.0 million, net of noncontrolling interests, from stock option exercises recognized in the first quarter of fiscal 2019 compared to the first quarter of fiscal 2018. During the first quarter of fiscal 2018, the Company recognized an $11.9 million discrete tax benefit as a result of a provisional one-time tax benefit stemming from the enactment of the Tax Cuts and Jobs Act.

All applicable fiscal 2018 share and per share information has been adjusted retrospectively to reflect a 5-for-4 stock split effected in June 2018.

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Consolidated Results

Laurans A. Mendelson, HEICO’s Chairman and CEO, commented on the Company's first quarter results stating, "We are pleased to report strong first quarter year-over-year increases in net sales and operating income within both our Electronic Technologies Group and Flight Support Group. These results principally reflect strong double-digit organic growth within both of our operating segments as well as the excellent performance of our well-managed fiscal 2019 and 2018 acquisitions.

Our total debt to shareholders' equity ratio was 38.0% as of January 31, 2019, as compared to 35.4% as of October 31, 2018. Our net debt (total debt less cash and cash equivalents) of $550.7 million as of January 31, 2019 to shareholders’ equity ratio was 34.4% as of January 31, 2019, as compared to 31.5% as of October 31, 2018. Our net debt to EBITDA ratio was 1.17x as of January 31, 2019, as compared to 1.04x as of October 31, 2018. During fiscal 2019, we successfully completed three acquisitions and we completed six acquisitions over the past year. We have no significant debt maturities until fiscal 2023 and plan to utilize our financial flexibility to aggressively pursue high quality acquisitions to accelerate growth and maximize shareholder returns.

Cash flow provided by operating activities was $49.6 million in the first quarter of fiscal 2019 compared to $51.9 million in the first quarter of fiscal 2018. We continue to forecast strong cash flow from operations for fiscal 2019.

As we look ahead to the remainder of fiscal 2019, we anticipate continued net sales growth within the Flight Support Group's commercial aviation and defense product lines.  We also anticipate growth within the Electronic Technologies Group, principally driven by demand for the majority of our products.  During fiscal 2019, we plan to continue our commitments to developing new products and services, further market penetration, and an aggressive acquisition strategy, while maintaining our financial strength and flexibility.

Based on our current economic visibility, we are increasing our estimated consolidated fiscal 2019 year-over-year growth in net sales to 9% - 11% and in net income to be 11% - 13%, up from our prior growth estimates in net sales of 8% - 10% and in net income of approximately 10%. Additionally, we continue to anticipate our consolidated operating margin to approximate 21.0% to 21.5% and depreciation and amortization expense to approximate $84 million. Further, we now anticipate cash flow from operations to approximate $370 million, up from the prior estimate of $360 million, and capital expenditures to approximate $43 million, down slightly from the prior estimate of $48 million. These estimates exclude additional acquired businesses, if any."

Flight Support Group

Eric A. Mendelson, HEICO's Co-President and President of HEICO's Flight Support Group, commented on the Flight Support Group's first quarter results stating, "We are pleased to report year-over-year increases in net sales and operating income driven principally by very strong organic growth within the majority of our product lines.

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The Flight Support Group's net sales increased 13% to $287.2 million in the first quarter of fiscal 2019, up from $254.7 million in the first quarter of fiscal 2018. The increase reflects organic growth of 13%. The Flight Support Group's organic growth is mainly attributable to increased demand and new product offerings within our aftermarket replacement parts and specialty products product lines.

The Flight Support Group's operating income increased 15% to $52.9 million in the first quarter of fiscal 2019, up from $45.9 million in the first quarter of fiscal 2018. The increase principally reflects the previously mentioned net sales growth and an improved gross profit margin mainly attributable to a more favorable product mix within our specialty products product line.

The Flight Support Group's operating margin increased to 18.4% in the first quarter of fiscal 2019, up from 18.0% in the first quarter of fiscal 2018. The increase principally reflects the previously mentioned improved gross profit margin.

With respect to the remainder of fiscal 2019, we now estimate full year net sales growth of approximately 7% to 9% over the prior year, up from the prior estimate of 7% - 8%, and the full year Flight Support Group operating margin to approximate 19.0%. These estimates exclude acquired businesses, if any.”

Electronic Technologies Group

Victor H. Mendelson, HEICO's Co-President and President of HEICO’s Electronic Technologies Group, commented on the Electronic Technologies Group's first quarter results stating, "Our very strong first quarter year-over-year growth in net sales and operating income reflects double-digit organic growth and the favorable impact from our profitable fiscal 2019 and 2018 acquisitions.

The Electronic Technologies Group's net sales increased 18% to $184.4 million in the first quarter of fiscal 2019, up from $155.7 million in the first quarter of fiscal 2018. The increase reflects organic growth of 12% and the impact from our profitable fiscal 2019 and 2018 acquisitions. The organic growth is mainly attributable to increased demand for certain defense, aerospace, and space products.

The Electronic Technologies Group's operating income increased 19% to $51.6 million in the first quarter of fiscal 2019, up from $43.2 million in the first quarter of fiscal 2018. The increase principally reflects the previously mentioned net sales growth. The Electronic Technologies Group's operating margin improved to 28.0% in the first quarter of fiscal 2019, up from 27.8% in the first quarter of fiscal 2018.

With respect to the remainder of fiscal 2019, we now estimate full year net sales growth of approximately 11% - 13% over the prior year, up from the prior estimate of 10% - 11%, and continue to anticipate the full year Electronic Technologies Group's operating margin to approximate 28.0% - 29.0%.  Further, we now estimate the Electronic Technologies Group’s organic net sales growth rate to be in the mid-single digits. These estimates exclude additional acquired businesses, if any.”

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Non-GAAP Financial Measures

To provide additional information about the Company's results, HEICO has discussed in this press release its EBITDA (calculated as net income attributable to HEICO adjusted for net income attributable to noncontrolling interests, income tax expense, interest expense and depreciation and amortization expense), its net debt (total debt less cash and cash equivalents), its net debt to shareholders' equity ratio (calculated as net debt divided by shareholders' equity) and its net debt to EBITDA ratio (calculated as net debt divided by EBITDA) which are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate the performance of its business and believes the presentation of these measures enhance an investors’ ability to analyze trends in the Company’s business and to evaluate the Company’s performance relative to other companies in its industry. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Regulation G of the Securities and Exchange Act of 1934, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.

(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) has 1/10 vote per share and the Common Stock (HEI) has one vote per share.)

There are currently approximately 79.6 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 53.4 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO’s two classes of common stock on most websites are HEI.A and HEI. However, some websites change HEICO's Class A Common Stock trading symbol (HEI.A) to HEI/A or HEIa.

As previously announced, HEICO will hold a conference call on Wednesday, February 27, 2019 at 9:00 a.m. Eastern Standard Time to discuss its first quarter results. Individuals wishing to participate in the conference call should dial: U.S. and Canada (877) 586-4323, International (706) 679-0934, wait for the conference operator and provide the operator with the Conference ID 2678269. A digital replay will be available two hours after the completion of the conference for 14 days. To access, dial: (404) 537-3406, and enter the Conference ID 2678269.

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HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group. HEICO's customers include a majority of the world's airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics equipment manufacturers. For more information about HEICO, please visit our website at http://www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements as a result of factors including: lower demand for commercial air travel or airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development costs and delay sales; our ability to make acquisitions and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; economic conditions within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues; and defense spending or budget cuts, which could reduce our defense-related revenue. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended January 31,
	2019		2018
Net sales	$466,146		$404,410
Cost of sales	283,909		249,619
Selling, general and administrative expenses	84,290		75,231
Operating income	97,947		79,560
Interest expense	(5,489)		(4,725)
Other (expense) income	(332)		360
Income before income taxes and noncontrolling interests	92,126		75,195
Income tax expense	4,100	(b)	3,500	(c)
Net income from consolidated operations	88,026		71,695
Less: Net income attributable to noncontrolling interests	8,694		6,543
Net income attributable to HEICO	$79,332	(b)	$65,152	(c)

Net income per share attributable to HEICO shareholders: (a)
Basic	$.60	(b)	$.49	(c)
Diluted	$.58	(b)	$.48	(c)

Weighted average number of common shares outstanding: (a)
Basic	132,933		132,048
Diluted	136,978		136,390

	Three Months Ended January 31,
	2019		2018
Operating segment information:
Net sales:
Flight Support Group	$287,213		$254,721
Electronic Technologies Group	184,429		155,658
Intersegment sales	(5,496)		(5,969)
	$466,146		$404,410

Operating income:
Flight Support Group	$52,880		$45,869
Electronic Technologies Group	51,602		43,220
Other, primarily corporate	(6,535)		(9,529)
	$97,947		$79,560

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HEICO CORPORATION
Footnotes to Condensed Consolidated Statements of Operations (Unaudited)

(a)	All applicable fiscal 2018 share and per share information has been adjusted retrospectively to reflect a 5-for-4 stock split effected in June 2018.

(b)
During the first quarter of fiscal 2019, the Company recognized a $16.6 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $15.1 million, or $.11 per basic and diluted share. During the first quarter of fiscal 2018, the Company recognized a net benefit from stock option exercises that increased net income attributable to HEICO by $2.1 million, or $.02 per basic and diluted share.

(c)
During the first quarter of fiscal 2018, the United States (U.S.) government enacted significant changes to existing tax law resulting in the Company recording a provisional discrete tax benefit from remeasuring its U.S. federal net deferred tax liabilities that was partially offset by a provisional discrete tax expense related to a one-time provisional transition tax on the unremitted earnings of the Company's foreign subsidiaries. The net impact of these amounts increased net income attributable to HEICO by $11.9 million, or

$.09 per basic and diluted share.

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HEICO CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	January 31, 2019	October 31, 2018
Cash and cash equivalents	$57,856	$59,599
Accounts receivable, net	237,800	237,286
Contract assets	47,093	14,183
Inventories, net	406,348	401,553
Prepaid expenses and other current assets	30,328	21,187
Total current assets	779,425	733,808
Property, plant and equipment, net	169,279	154,739
Goodwill	1,170,401	1,114,832
Intangible assets, net	529,191	506,360
Other assets	148,718	143,657
Total assets	$2,797,014	$2,653,396

Current maturities of long-term debt	$865	$859
Other current liabilities	223,250	281,570
Total current liabilities	224,115	282,429
Long-term debt, net of current maturities	607,656	531,611
Deferred income taxes	59,133	46,644
Other long-term liabilities	165,360	157,658
Total liabilities	1,056,264	1,018,342
Redeemable noncontrolling interests	138,995	132,046
Shareholders’ equity	1,601,755	1,503,008
Total liabilities and equity	$2,797,014	$2,653,396

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HEICO CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended January 31,
	2019	2018
Operating Activities:
Net income from consolidated operations	$88,026	$71,695
Depreciation and amortization	20,037	19,024
Share-based compensation expense	2,439	2,168
Employer contributions to HEICO Savings and Investment Plan	2,153	1,860
Increase (decrease) in accrued contingent consideration	1,862	(3,195)
Deferred income tax provision (benefit)	3,798	(17,292)
Payment of contingent consideration	(67)	—
Decrease in accounts receivable	4,982	18,272
Decrease (increase) in contract assets	7,270	(3,809)
Increase in inventories	(24,284)	(18,301)
Decrease in current liabilities, net	(58,005)	(20,581)
Other	1,355	2,064
Net cash provided by operating activities	49,566	51,905

Investing Activities:
Acquisitions, net of cash acquired	(101,039)	(6,126)
Investments related to HEICO Leadership Compensation Plan	(8,700)	(6,900)
Capital expenditures	(5,907)	(7,577)
Other	72	(2,790)
Net cash used in investing activities	(115,574)	(23,393)

Financing Activities:
Borrowings (payments) on revolving credit facility, net	76,000	(5,000)
Cash dividends paid	(9,305)	(7,395)
Revolving credit facility issuance costs	—	(4,067)
Distributions to noncontrolling interests	(2,795)	(1,882)
Payment of contingent consideration	(283)	(300)
Redemptions of common stock related to stock option exercises	(150)	—
Proceeds from stock option exercises	66	1,425
Other	29	(114)
Net cash provided by (used in) financing activities	63,562	(17,333)

Effect of exchange rate changes on cash	703	2,443

Net (decrease) increase in cash and cash equivalents	(1,743)	13,622
Cash and cash equivalents at beginning of year	59,599	52,066
Cash and cash equivalents at end of period	$57,856	$65,688

HEICO CORPORATION
Non-GAAP Financial Measures (Unaudited)
(in thousands)

	Three Months Ended January 31,
EBITDA Calculation	2019	2018
Net income attributable to HEICO	$79,332	$65,152
Plus: Depreciation and amortization	20,037	19,024
Plus: Net income attributable to noncontrolling interests	8,694	6,543
Plus: Interest expense	5,489	4,725
Plus: Income tax expense	4,100	3,500
EBITDA (a)	$117,652	$98,944

	Trailing Twelve Months Ended
EBITDA Calculation	January 31, 2019	October 31, 2018
Net income attributable to HEICO	$273,413	$259,233
Plus: Depreciation and amortization	78,204	77,191
Plus: Income tax expense	71,200	70,600
Plus: Net income attributable to noncontrolling interests	28,604	26,453
Plus: Interest expense	20,665	19,901
EBITDA (a)	$472,086	$453,378

Net Debt Calculation	January 31, 2019	October 31, 2018
Total debt	$608,521	$532,470
Less: Cash and cash equivalents	57,856	59,599
Net debt (a)	$550,665	$472,871

Net debt	$550,665	$472,871
Shareholders' equity	$1,601,755	$1,503,008
Net debt to shareholders' equity ratio (a)	34.4%	31.5%

Net debt	$550,665	$472,871
EBITDA	$472,086	$453,378
Net debt to EBITDA ratio (a)	1.17	1.04

(a) See the "Non-GAAP Financial Measures" section of this press release.